    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1999


                                                       REGISTRATION NO. 33-67689
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1


                                AMENDMENT NO. 3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

             (Exact name of registrant as specified in its charter)

           ARIZONA                           6311                  86-0198983
 (State or other jurisdiction    Primary Standard Industrial    (I.R.S. Employer
              of                    Classification Number)       Identification
incorporation or organization)                                        No.)

                              1 SUNAMERICA CENTER
                       LOS ANGELES, CALIFORNIA 90067-6022
                                 (310) 772-6000
         (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

                            SUSAN L. HARRIS, ESQUIRE
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                              1 SUNAMERICA CENTER
                       LOS ANGELES, CALIFORNIA 90067-6022
                                 (310) 772-6000
      (Name, address, including zip code, and telephone number, including area code of agent for service)


          TITLE OF                                 PROPOSED         PROPOSED
        EACH CLASS OF                               MAXIMUM          MAXIMUM
         SECURITIES                AMOUNT          OFFERING         AGGREGATE        AMOUNT OF
            TO BE                   TO BE            PRICE          OFFERING       REGISTRATION
         REGISTERED              REGISTERED        PER UNIT           PRICE             FEE
Flexible Payment Group and
 Individual Deferred Annuity
 Contracts                            *                *           $20,360,000      $5,560.00*



* These securities were registered and the fee was paid in Pre-Effective Amendment No. 2.



    Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.


    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /____________________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /____________________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET



   (incorporated herein by reference to Pre-Effective Amendment No. 2 to this registration statement (333-67689))

                                     [LOGO]

                                    PROFILE

                            (Incorporated herein by
                           reference to Pre-Effective
                               Amendment No. 2 to
                          this registration statement
                                  (333-67689)

                                      [LOGO]
                                   PROSPECTUS
(Incorporated by reference to Pre-Effective Amendment No. 2 to this registration statement (333-67685))

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 13.  Other Expenses of Issuance and Distribution.
       Not Applicable



ITEM 14.  Indemnification of Directors and Officers.
       Not Applicable



ITEM 15.  Recent Sales of Unregistered Securities.
       Not Applicable



ITEM 16.  Exhibits and Financial Statement Schedules.



EXHIBIT NO.  DESCRIPTION
-----------  --------------------------------------------------------------------------------------
        (1)  Form of Underwriting Agreement*
        (2)  Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession**
        (3)  (a)  Articles of Incorporation*
             (b)  By-Laws*
        (4)  (a)  Allocated Fixed and Variable Group Annuity Certificate++
             (b)  Individual Fixed and Variable Annuity Contract++
             (c)  Participant Enrollment Form++
             (d)  Deferred Annuity Application++
        (5)  Opinion of Counsel re: Legality++
        (6)  Opinion re Discount on Capital Shares**
        (7)  Opinion re Liquidation Preference**
        (8)  Opinion re Tax Matters**
        (9)  Voting Trust Agreement**
       (10)  Material Contracts**
       (11)  Statement re Computation of Per Share Earnings**
       (12)  Statement re Computation of Ratios**
       (14)  Material Foreign Patents**
       (15)  Letter re Unaudited Financial Information**
       (16)  Letter re Change in Certifying Accountant**
       (21)  Subsidiaries of Registrant++
       (23)  (a)  Consent of Independent Accountants***
             (b)  Consent of Attorney+
       (24)  Powers of Attorney****
       (25)  Statement of Eligibility of Trustee**
       (26)  Invitation for Competitive Bids**
       (27)  Financial Data Schedule++
       (28)  Information Reports Furnished to State Insurance Regulatory Authority**
       (29)  Other Exhibits**



                                              * Previously filed with the
                                                Registration Statement of Anchor
                                                National Life Insurance Company
                                                (333-08877) Pre-Effective
                                                Amendment No. 1


                                             ** Not Applicable


                                            *** Filed Herewith


                                           **** Previously filed in this initial
                                                Registration Statement

                                          ***** Previously filed on Form 10K,
                                                SEC Registration Number
                                                001-08787, filed on March 30,
                                                1998



                                              + Incorporated in Exhibit (5)
                                                filed herewith


                                             ++ Previously filed in
                                                Pre-Effective Amendment No. 2 to
                                                this registration statement
                                                (333-67689).


ITEM 17.  UNDERTAKINGS.
       The undersigned registrant, Anchor National Life Insurance Company, hereby undertakes:



           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information in the registration statement;



                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;



           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and



           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES



    Pursuant to the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, and the State of California, on this 5th day of February, 1999.



                                  ANCHOR NATIONAL LIFE INSURANCE COMPANY



                                  By:           /s/ JAY S. WINTROB

                                  ----------------------------------------------

                                                  Jay S. Wintrob
                                             Executive Vice President



    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                                      TITLE                            DATE
------------------------------------------------  --------------------------------------  -----------------------
                   ELI BROAD*                     President, Chief Executive Officer, &
     --------------------------------------            Chairman of Board (Principal          February 5, 1999
                   Eli Broad                                Executive Officer)

               SCOTT L. ROBINSON*
     --------------------------------------          Senior Vice President & Director        February 5, 1999
               Scott L. Robinson                       (Principal Financial Officer)

                N. SCOTT GILLIS*
     --------------------------------------         Senior Vice President & Controller       February 5, 1999
                N. Scott Gillis                       (Principal Accounting Officer)

               JAMES R. BELARDI*
     --------------------------------------                      Director                    February 5, 1999
                James R. Belardi

                 JANA W. GREER*
     --------------------------------------                      Director                    February 5, 1999
                 Jana W. Greer

              /s/ SUSAN L. HARRIS
     --------------------------------------                      Director                    February 5, 1999
                Susan L. Harris

                PETER MCMILLAN*
     --------------------------------------                      Director                    February 5, 1999
                 Peter McMillan

                JAMES W. ROWAN*
     --------------------------------------                      Director                    February 5, 1999
                 James W. Rowan

               /s/ JAY S. WINTROB
     --------------------------------------                      Director                    February 5, 1999
                 Jay S. Wintrob

           *By:       SUSAN L. HARRIS
     --------------------------------------                  Attorney in Fact                February 5, 1999
                Susan L. Harris


                                      S-1